[Solovay Edlin & Eiseman, P.C. Letterhead]




                                                              December 30, 1999


Network-1 Security Solutions, Inc.
1601 Trapelo Road, Reservoir Place
Waltham, Massachusetts  02451

                Re: Registration Statement on Form S-8
                    ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Network-1 Security Solutions, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 1,800,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), to be issued pursuant to the Company's Amended and Restated 1996 Stock Option Plan (the "Plan").

         In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plan, the Company's Certificate of Incorporation, as amended, the Company's Bylaws, and such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

         We have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company.

         In all such examinations, we have assumed the completeness and authenticity of all records and documents submitted to us as originals and the conformity to original records and documents of all copies submitted to us as reproduced or conformed copies.

         Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement, upon the granting of the options described in the Plan and upon delivery of such Shares and payment therefor at the prices and in accordance with the terms stated in the Plan, will be validly issued, fully paid and non-assessable.


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Network-1 Security Solutions, Inc.
December 30, 1999
Page 2 of 2 pages


         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

         We are delivering this opinion to the Company, and no person other than the Company may rely on it.

                                                   Very truly yours,

                                                   SOLOVAY EDLIN & EISEMAN, P.C.



                                                   By: /s/ Sam Schwartz
                                                      -------------------------
                                                      Sam Schwartz, Esq.